Exhibit 99.04
Southern Company
EPS Earnings Analysis
Three Months Ended September 2012

Cents	Description

(3)¢	Retail Sales

9	Retail Revenue Impacts

(7)	Weather

7	Non-Fuel Expenses

(1)	Depreciation and Amortization

(1)	Interest Expense

1	Income Taxes

5¢	Total Traditional Operating Companies

1	Southern Power

(2)	Increase in Shares

4¢	Total Change in QTD EPS

Notes
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All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results.  In addition, certain classifications and rounding may be different from final results published in the Form 10-Q.